Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

NAVIOS MARITIME PARTNERS L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common units representing limited partnership interests	457(o)	(2)	(3)(4)	(3)(4)

	Equity	Debt Securities	457(o)	(2)	(3)(4)	(3)(4)

	Unallocated (Universal) Shelf	-	457(o)			$500,000,000.00	0.00011020	$55,100.00	(3)

Fees Previously Paid

	Total Offering Amounts					$500,000,000.00		$55,100.00	(3)

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$37,999.78

	Net Fee Due							$17,100.22

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(5)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed(5)	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Navios Maritime Partners L.P.	F-3	333-237934	April 30, 2020	N/A	$37,999.78	Common Stock	(5)	(5)	$292,756,358

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.
(2)	There are being registered hereunder such indeterminate number of common units and such indeterminate number of debt securities, as shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(3)	Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate initial offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $500,000,000. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to pursuant to Item 16(b) of Form F-3 under the Securities Act.
(4)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(5)	Pursuant to Rule 457(p) under the Securities Act, the registrant has offset $37,999.78 of the filing fee associated with the $500,000,000 maximum aggregate offering price of partial unsold securities under the registrant’s Registration Statement on Form F-3 (Registration No. 333-237934) filed on April 30, 2020 (with a filing fee of $47,460.53) (the “Prior Registration Statement”), with $37,999.78 to be applied to future filings, and $292,756,358 of which remains unsold as of the date of this registration statement, against the amount of the registration fee for this registration statement. Upon effectiveness of this registration statement, that Prior Registration Statement, No. 333-237934, is hereby replaced.